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                                                                  Exhibit 10(d)


                           PROTECTIVE LIFE CORPORATION
                           DEFERRED COMPENSATION PLAN
                                  FOR OFFICERS


1.   Eligibility and Purpose

     Officers of Protective Life Corporation and its affiliates (the "Company") who participate in either the Annual Incentive Plan (or other eligible bonus plan) or Performance Share Plan, or both shall be eligible to participate in the Protective Life Corporation Deferred Compensation Plan for Officers (the "Plan"). Any Officer who elects to participate in the Plan ("Officer") shall thereby defer the receipt of all or any portion of such bonuses payable by the Company to such Officer (the "Deferrable Compensation").

2.   Deferral of Compensation

     An Officer may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Company and delivering such election form to the Company prior to the first day of the calendar year for which the election is to be effective or at such other time and subject to such other conditions as the Company shall determine, provided, that, any such election shall be applicable only to Deferrable Compensation with respect to which the Officer, at the time of election, has no current right to receive. The amount of Deferrable Compensation deferred shall be paid or distributed to the Officer in accordance with the provisions of Section 5 or Section 6, below.

3.   Deferred Compensation Account

     The Company shall establish a deferred compensation account (the "Account") for the Officer. As of the date payments of Deferrable Compensation otherwise would be made to the Officer, the Company shall credit to the Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Officer has elected to defer.

4.   Cash or Stock Election

     (a) As of the date payments of Deferrable Compensation otherwise would be made to the Officer, the amount due the Officer shall be credited to the Account either as a cash allotment or as a stock allotment, or a portion to each, as the Officer shall elect, except that any Performance Share Plan bonuses will be credited as a stock allotment.

     (b) If a cash allotment is elected in whole or in part, the Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Officer's service and after the Officer's death or disability until the total balance in the Account has been paid out in accordance with the provisions of Section 5 or Section 6, below. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as reported on the Bloomberg financial news system. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance


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in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

     (c)(1) If a stock allotment is elected in whole or in part, the Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $0.50 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in the Protective Life Corporation Rights Agreement, as in effect from time to time).

     (2) The Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

     (3) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in the Protective Life Corporation Rights Agreement, as in effect from time to time).

5.   Distribution

     (a) Except as otherwise provided in the Plan, at the Officer's election, the balance in the Account shall be paid out to the Officer commencing on the date which the Officer has specified on his or her election form.



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Except as otherwise  provided in the Plan,  the balance in the Account  shall be paid either in a lump sum or, at the Officer's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be in a form prescribed by the Company and received by the Company at least six months prior to such Officer's retirement from the Company and prior to the first day of the calendar year in which payments (i) are to begin pursuant to such election and (ii) would have begun absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Officer.

     (b) Notwithstanding the provisions of Section 5(a), in the event the Officer ceases to be employed by the Company, other than after a Change in Control as defined in Section 6(a) below or due to such Officer's retirement pursuant to terms of the Company's qualified pension plan, prior to distribution of the entire balance in the Officer's Account, the balance in the Account shall be payable in a lump sum.

     (c) In the event of the death of the Officer prior to distribution of the entire balance in the Officer's Account, the balance in the Account shall be payable in a lump sum to:

                  (i) the surviving beneficiary (or surviving beneficiaries in such proportions as) the Officer may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice,

                  (ii) the beneficiary (or beneficiaries in such proportions as) the Officer may have designated by will or, if no beneficiary is designated,

                  (iii)    the legal representative of the Officer's estate.

     In the event an Officer becomes disabled or suffers a hardship, the payment commencement date and/or payment schedule with respect to a balance in an Officer's Account may be accelerated by the Compensation and Management Succession Committee of Protective Life Corporation (or its designee) in its sole discretion.

     (d) The  provisions  of the Plan  shall  apply to and be  binding  upon the
beneficiaries,   distributees  and  personal   representatives   and  any  other
successors in interest of the Officer.

     (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock; fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

     (f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.



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6.   Acceleration of Distribution

     (a) "Change in Control" is:

         (1) a transaction or acquisition as identified in Protective Life Corporation's Rights Agreement, as in effect from time to time; or

         (2) approval by the Board of (i) a merger, consolidation or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 15% or more of the combined voting power of the continuing or surviving corporation;
(ii) any sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of Protective Life Corporation, including, without limitation, any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all, of the assets of Protective Life Insurance Company; or (iii) any plan or proposal for the liquidation or dissolution of Protective Life Corporation; provided, however, that, if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that, if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

     (b) Upon a Change in Control or any time thereafter, the Officer may convert any stock allotments in the Account (including Performance Share Plan bonuses credited as a stock allotment) into cash allotments. The Officer may not convert any cash allotments in the Account into stock allotments.

     (c) Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after or in connection with the occurrence of such Change in Control either of the following events occurs:

         (1)      the  Officer  ceases  to  have  duties   consistent  with  the
                  Officer's position, responsibilities and status with the Company immediately prior to a Change in Control;

         (2)      the Plan is terminated; or

         (3)      the Company's capital structure is changed materially;

then the balance in the Account shall be paid in a lump sum to the Officer as soon as practicable after January 1 of the calendar year immediately following such second event unless such Officer completes a new election form, prior to the end of the calendar year in which such second event occurs, electing an alternative method and/or timing of distribution. Notwithstanding the foregoing, no such election shall cause a distribution to be made earlier than the calendar year following the year in which such election is made.



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     (d) Distribution  shall be in accordance with Sections 5(b), 5(c), 5(d) and
5(e), above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

     (e) With respect to conversions of stock allotments in the Officer's Account into cash allotments in accordance with Section 6(b), the converted stock allotments shall be valued at the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the effective date of such conversions; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control. Additionally, with respect to conversions of stock allotments in the Officer's Account into cash allotments, the interest rate for each calendar month shall be the highest prime rate as reported on the Bloomberg financial news system for the last business day of the immediately preceding calendar month.

     (f) Any payments shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose. The Company shall promptly reimburse the Officer for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 6.

     (g) This Section 6 may not be amended or modified after the occurrence of a Change in Control.

7.   Miscellaneous

     (a) Except as set forth in 6(c) above,  the  election  to defer  Deferrable
Compensation, including, but not limited to, the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, shall be irrevocable as to amounts payable following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts payable in a subsequent time period is delivered to the Company not later than seven (7) days preceding the payment date of subsequent Deferrable Compensation to which such change or revocation is applicable.

     (b) Neither the Officer nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of an Officer hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Officer shall be those of an unsecured general creditor of the Company.

     (c) The interest of the Officer under the Plan shall not be assignable by the Officer or the Officer's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective


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to transfer the Officer's interest;  provided, however, that (i) the Officer may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Officer's estate may assign the Officer's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Officer's death.

     (d) Except as provided in Section 6, above, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Officer immediately prior to such action, nor change the time, method or manner of distribution of such amount, including, without limitation, distribution in accordance with Section 6, above.

     (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Officer beyond the term for which such Officer may have been elected or appointed or shall prevent the removal of such Officer.

         (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Compensation and Management Succession Committee of Protective Life Corporation (or its designee) whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

         (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by an Officer prior to payment of such amounts from the Officer's Account, such amounts shall be immediately paid to such Officer, notwithstanding the Officer's elections pursuant to Section 2.

          (h) The Deferrable Compensation is still subject to Federal Insurance Contributions Taxes at the rate required by Section 3101 of the Internal Revenue Code, as amended. The Company will withhold such taxes from other compensation which is not deferred.